Exhibit 99.2

At its November 5, 2014 Investor Day, the Company indicated it would begin to present adjusted diluted EPS excluding amortization expense. Adjusted diluted EPS excluding amortization expense represents the Company's reported diluted earnings per common share before amortization expense and special items, which includes the impacts of restructuring and integration charges, favorable resolution of tax contingencies, gain on sale of ibrutinib royalty rights, loss on sale of Enterix, CEO succession costs and other items. Adjusted diluted EPS represents the reported diluted earnings per common share before the aforementioned special items. These measures are presented because management believes they are useful adjuncts to the corresponding amount determined under accounting principles generally accepted in the United States since they are meaningful to evaluate the Company’s ongoing operating performance. Adjusted diluted EPS excluding amortization expense and adjusted diluted EPS are not measures of financial performance under accounting principles generally accepted in the United States and should not be considered as an alternative to the corresponding amount determined under accounting principles generally accepted in the United States.

The tables below provide the Company's quarterly and full year amortization expense as well as reconcile the quarterly and full year diluted earnings per common share, on an adjusted basis excluding amortization expense, to the corresponding amount determined under accounting principles generally accepted in the United States for 2014, 2013 and 2012.

	Three Months Ended				Year Ended
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	December 31, 2014
	(dollars in millions, except per share data)
Amortization expense (a)	$22	$25	$24	$23	$94

Adjusted Diluted EPS Excluding Amortization Expense:
Diluted earnings per common share - as reported (a)	$0.71	$0.92	$0.88	$1.26	$3.78
Restructuring and integration charges (b)	0.11	0.13	0.17	0.13	0.53
Favorable resolution of tax contingencies	—	—	—	(0.30)	(0.30)
Other (c)	0.02	0.03	0.05	(0.01)	0.09

Adjusted diluted EPS	0.84	1.08	1.10	1.08	4.10
Amortization expense (d)	0.09	0.11	0.10	0.10	0.40

Adjusted diluted EPS excluding amortization expense	$0.93	$1.19	$1.20	$1.18	$4.50

	Three Months Ended				Year Ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013	December 31, 2013
	(dollars in millions, except per share data)
Amortization expense (e)	$19	$20	$20	$20	$79

Adjusted Diluted EPS Excluding Amortization Expense:
Diluted earnings per common share - as reported (f)	$0.72	$0.99	$2.66	$0.97	$5.31
Gain on sale of ibrutinib royalty rights	—	—	(1.97)	—	(1.95)
Restructuring and integration charges (b)	0.17	0.07	0.16	0.06	0.47
Loss on sale of Enterix	—	—	0.17	—	0.17

Adjusted diluted EPS	0.89	1.06	1.02	1.03	4.00
Amortization expense (d)	0.07	0.08	0.08	0.08	0.32

Adjusted diluted EPS excluding amortization expense	$0.96	$1.14	$1.10	$1.11	$4.32

	Three Months Ended				Year Ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012	December 31, 2012
	(dollars in millions, except per share data)
Amortization expense (e)	$19	$19	$18	$19	$75

Adjusted Diluted EPS Excluding Amortization Expense:
Diluted earnings per common share - as reported (f)	$0.97	$1.09	$0.98	$0.87	$3.92
Restructuring and integration charges (b)	0.05	0.05	0.17	0.14	0.40
CEO succession costs (g)	0.03	0.01	—	—	0.04

Adjusted diluted EPS	1.05	1.15	1.15	1.01	4.36
Amortization expense (d)	0.07	0.07	0.07	0.07	0.28

Adjusted diluted EPS excluding amortization expense	$1.12	$1.22	$1.22	$1.08	$4.64

(a)
Represents amortization expense from continuing operations and diluted earnings per common share from continuing operations as reported in the Consolidated Statement of Operations included in the Company's Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014. For the quarter and year ended December 31, 2014, represents amortization expense from continuing operations and diluted earnings per common share from continuing operations as reported in the Consolidated Statement of Operations included in Exhibit 99.1 to the Company's 8-K filed on January 29, 2015.

(b)	Represents costs primarily associated with workforce reductions and professional fees incurred in connection with further restructuring and integrating our business.

(c)
For the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, principally represents costs incurred related to legal matters. For the quarter ended December 31, 2014, principally represents a gain of $9 million associated with a decrease in the fair value of the contingent consideration accrual associated with the Summit Health acquisition, partially offset by costs incurred related to legal matters.

(d)	Represents the impact of amortization expense, net of an estimated tax benefit, on diluted EPS.

(e)
Represents amortization expense from continuing operations as reported in the Consolidated Statement of Operations included in the Company's form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013. For the quarter ended December 31, 2013 and 2012, represents amortization expense from continuing operations as reported in the Consolidated Statement of Operations included in Exhibit 99.1 to the Company's 8-K filed on January 30, 2014. For the year ended December 31, 2013 and 2012, represents amortization expense from continuing operations as reported in the Consolidated Statement of Operations on Form 10-K for the fiscal year ended December 31, 2013.

(f)
Represents the quarterly diluted earnings per common share from continuing operations as reported in the Quarterly Operating Results (unaudited) included in the Company's Form 10-K for the fiscal year ended December 31, 2013. For the year ended December 31, 2013 and 2012, represents diluted earnings per common share from continuing operations as reported in the Consolidated Statement of Operations on Form 10-K for the fiscal year ended December 31, 2013.

(g)	Principally represents severance and accelerated vesting of equity awards in connection with the succession of our prior CEO.